Prudential Jennison Mid-Cap Growth Fund, Inc.
Semi-Annual period ending 2/28/15
File No. 811-07811

SUB-ITEM 77-C
Submission of Matters to a Vote of Security Holders

Results of Proxy Voting (Unaudited)
At the special meeting of shareholders held on November 26, 2014, shareholders of the Prudential Jennison Mid-Cap Growth Fund, Inc.
(the "Fund"), approved the following proposal:

To elect twelve Directors:

(a) Ellen S. Alberding;

             SHARES VOTED    % OF VOTED    % OF TOTAL
FOR        150,496,346.130    98.660%      61.704%
WITHHELD     2,044,437.228     1.340%       0.838%

 (b) Kevin J. Bannon;

             SHARES VOTED    % OF VOTED    % OF TOTAL
FOR        150,532,940.607    98.684%       61.719%
WITHHELD     2,007,842.751     1.316%        0.823%

(c) Linda W. Bynoe;

             SHARES VOTED    % OF VOTED    % OF TOTAL
FOR        150,509,720.962    98.669%      61.710%
WITHHELD     2,031,062.396     1.331%       0.832%

(d) Keith F. Hartstein;

             SHARES VOTED    % OF VOTED    % OF TOTAL
FOR        150,532,513.715    98.684%      61.719%
WITHHELD     2,008,269.643     1.316%       0.823%

(e) Michael S. Hyland;

             SHARES VOTED    % OF VOTED    % OF TOTAL
FOR        150,500,440.571    98.663%       61.706%
WITHHELD     2,040,342.787     1.337%        0.836%

(f) Stephen P. Munn;

             SHARES VOTED    % OF VOTED    % OF TOTAL
FOR        150,419,590.114    98.610%      61.673%
WITHHELD     2,121,193.244     1.390%       0.869%

(g) James E. Quinn;

             SHARES VOTED    % OF VOTED    % OF TOTAL
FOR        150,451,421.311    98.631%      61.686%
WITHHELD     2,089,362.047     1.369%       0.856%

(h) Richard A. Redeker;

             SHARES VOTED    % OF VOTED    % OF TOTAL
FOR        150,477,376.837    98.648%      61.696%
WITHHELD     2,063,406.521     1.352%       0.846%

(i) Stephen G. Stoneburn;

             SHARES VOTED    % OF VOTED    % OF TOTAL
FOR        150,410,583.053    98.604%       61.669%
WITHHELD     2,130,200.305     1.396%        0.873%

(j) Stuart S. Parker;

             SHARES VOTED    % OF VOTED    % OF TOTAL
FOR        150,518,862.646    98.675%       61.713%
WITHHELD     2,021,920.712     1.325%        0.829%

(k) Scott E. Benjamin; and

             SHARES VOTED    % OF VOTED    % OF TOTAL
FOR        150,487,598.917     98.655%      61.701%
WITHHELD     2,053,184.441      1.345%       0.841%

(l) Grace C. Torres.

             SHARES VOTED    % OF VOTED    % OF TOTAL
FOR        150,553,345.494     98.698%      61.728%
WITHHELD     1,987,437.864      1.302%       0.814%

The special meeting of shareholders of the Fund held on November
26, 2014, was adjourned to December 3, 2014, and further adjourned to December 10, 2014 to permit further solicitation of proxies on the proposals noted below.

An abstention or a broker non-vote is considered present for purposes of determining a quorum but has the effect of a vote against such matters. At the special meeting of shareholders held on December 10, 2014, insufficient votes were obtained to approve the following proposals:

Proposal 1: To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval.


                     SHARES VOTED    % OF VOTED    % OF TOTAL

FOR               71,272,663.721     46.696%      29.222%
AGAINST            3,850,446.306      2.523%       1.579%
ABSTAIN            1,314,510.470      0.861%       0.539%
BROKER NON-VOTE   76,196,287.706     49.920%      31.241%

TOTAL            152,633,908.203    100.000%      62.581%

Proposal 2: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.

                     SHARES VOTED    % OF VOTED    % OF TOTAL

FOR               47,476,955.428    31.106%    19.466%
AGAINST           27,351,562.785    17.920%    11.214%
ABSTAIN            1,609,103.284     1.054%     0.660%
BROKER NON-VOTE   76,196,287.706    49.920%    31.241%

TOTAL            152,633,908.203   100.000%    62.581%